Exhibit 10.21

LEASE AGREEMENT

AGREEMENT OF LEASE, dated as of October 1st, 2010 (the "Lease"), between GREAT AMERICAN REALTY OF JEFRYN BOULEVARD, LLC, a New York limited liability company with offices at 2131 Newbridge Road, Bellmore, New York 11710 ("Owner") and SURGE COMPONENTS, INC., a New York company with offices at 95 Jefryn Boulevard, Unit 1, Deer Park, New York 11729 ("Tenant-).

WHEREAS, Owner is owner of the land (the "Property") and the building commonly known as 95 Jefryn Boulevard, Deer Park, New York (the "Building"); and

WHEREAS, Owner desires to lease to Tenant, and Tenant desires to hire from Owner that portion of the Building more particularly described on the floor plan annexed hereto as Exhibit A and made a part hereof (the "Premises"); and

NOW, THEREFORE, in consideration of the foregoing and of the covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

1.            Premises.

Subject to the terms, covenants and conditions hereof, Owner hereby leases and demises the Premises to Tenant and Tenant hereby hires and rents the Premises from Owner. The Premises are hereby demised subject to all present and future zoning ordinances, laws, regulations, requirements and orders, including building restrictions and regulations (collectively. "Legal Requirements"); Taxes (defined below); all covenants, easements and restrictions affecting the Property.

2.            Term.

(a)The Premises are demised and leased to Tenant for a term (the "Term") commencing on October 1st, 2010 (the "Commencement Date") and expiring at noon on September 30th, 2020, (the "Expiration Date"), unless the Term shall be sooner terminated pursuant to any of the terms, covenants, conditions or agreements of this Lease or pursuant to law.

3.            Fixed Rent.

(a)During the Term, Tenant shall pay Owner annual fixed rent ("Fixed Rent"), as follows:

(i) From October 1st, 2010 through and including September 30th, 2011, Fixed Rent shall be Seventy-Seven Thousand Eight Hundred Ninety-Five Dollars and Forty-Eight Cents ($77,895.48); payable in equal monthly installments of Six Thousand Four Hundred Ninety-One Dollars and Twenty-Nine Cents ($6,491.29); and

(ii) From October 1st, 2011 through and including September 30th, 2012, Fixed Rent shall be Seventy-Nine Thousand Four Hundred Fifty-Three Dollars and Forty-
Four Cents ($79,453.44), payable in equal monthly installments of Six Thousand Six Hundred Twenty-One Dollars and Twelve Cents ($6,621.12); and

(iii) From October 1st, 2012 through and including September 30th, 2013, Fixed Rent shall be Eighty-One Thousand Forty-Two Dollars and Forty-Eight Cents ($81,042.48), payable in equal monthly installments of Six Thousand Seven Hundred Fifty-Three Dollars and Fifty-Four Cents ($6,753.54); and

(iv) From October 1st, 2013 through and including September 30th, 2014, Fixed Rent shall be Eighty-Two Thousand Six Hundred Sixty-Three Dollars and Thirty-Two Cents ($82,663.32), payable in equal monthly installments of Six Thousand Eight Hundred Eighty-Eight Dollars and Sixty-One Cents ($6,888.61); and

(v) From October 1St, 2014 through and including September 30th, 2015, Fixed Rent shall be Eighty-Four Thousand Three Hundred Sixteen Dollars and Fifty-Six Cents ($84,316.56), payable in equal monthly installments of Seven Thousand Twenty-Six Dollars and Thirty-Eight Cents ($7,026.38); and

(vi) From October 1st, 2015 through and including September 30th, 2016, Fixed Rent shall be Eighty-Six Thousand Two Dollars and Ninety-Two Cents ($86,002.92), payable in equal monthly installments of Seven Thousand One Hundred Sixty-Six Dollars and Ninety-One Cents ($7,166.91); and

(vii) From October 1St, 2016 through and including September 30th, 2017, Fixed Rent shall be Eighty-Seven Thousand Seven Hundred Twenty-Three Dollars and Zero Cents ($87,723.00), payable in equal monthly installments of Seven Thousand Three Hundred Ten Dollars and Twenty-Five Cents ($7,310.25); and

(viii) From October 1St, 2017 through and including September 30th, 2018, Fixed Rent shall be Eighty-Nine Thousand Four Hundred Seventy-Seven Dollars and Forty Cents ($89,477.40), payable in equal monthly installments of Seven Thousand Four Hundred Fifty-Six Dollars and Forty-Five Cents ($7,456.45); and

(ix) From October 1st, 2018 through and including September 30th, 2019, Fixed Rent shall be Ninety-One Thousand Two Hundred Sixty-Six Dollars and Ninety-Six Cents ($91,266.96), payable in equal monthly installments of Seven Thousand Six Hundred Five Dollars and Fifty-Eight Cents ($7,605.58); and

(x) From October 1St, 2019 through and including September 30th, 2020, Fixed Rent shall be Ninety-Three Thousand Ninety-Two Dollars and Twenty-Eight Cents ($93,092.28), payable in equal monthly installments of Seven Thousand Seven Hundred Fifty-Seven Dollars and Sixty-Nine Cents ($7,757.69).

(b)Fixed Rent is payable, in advance, in equal monthly installments without demand or offset, on the first day of each calendar month throughout the Term and shall be payable at the Owner's address set forth above or to such other address or payee as Owner may designate in writing to Tenant from time to time, provided however, that if Fixed Rent shall be payable for any period prior to the first day of the first full month during the Term, then such Fixed Rent for such month shall be paid in a proportionate amount for the number of days in such period and paid as and when the first equal monthly installment is payable as aforesaid. Notwithstanding the foregoing, upon the execution of this Lease, Tenant shall pay Owner the first monthly installment of Fixed Rent.

(c) Tenant shall also pay Owner, as additional rent, without abatement, deduction or set off, all sums, costs, expenses and other payments which Tenant assumes or agrees to pay under any of the provisions of this Lease (collectively, "Additional Rent") and, in the event of any nonpayment thereof, Owner shall have all of the rights and remedies provided for herein or by law in the case of nonpayment of the Fixed Rent, in addition to all other rights and remedies.

(d) If Tenant shall fail to pay any installment of Fixed Rent or Additional Rent (collectively, "Rent") within five (5) business days after the due date therefore, Tenant shall pay Owner a late charge equal to five percent (5%) of the unpaid amount of such installment.

(e) Tenant shall pay the Rent in lawful money of the United States of America which shall be legal tender for all debts, public and private, at the time of payment. Any obligation of Tenant for payment of Rent which shall have accrued with respect to any period during or prior to the Term shall survive the expiration or termination of this Lease.

4. Real Estate Taxes.

(a) Tenant shall pay to Owner, as Additional Rent, Fifty Percent (50%) ("Tenant's Proportionate Share") of all Taxes which may now or hereafter be levied or assessed against the Property or the Building during the Term of the Lease.

(b) For purposes hereof, "Taxes" shall mean all taxes, assessments and all such other charges, taxes, levies and sums of every kind or nature whatsoever, general and special, extraordinary as well as ordinary, as shall or may during or in respect of the Term be assessed, levied, charged or imposed upon or become a lien on the Property or Building or any part thereof, or anything appurtenant thereto, or the sidewalks, streets; provided, however, Taxes shall not include federal, state or local income taxes, franchise, excise, gift, transfer, capital stock, estate, succession or inheritance taxes. If, at any time during the Term, the methods of taxation prevailing at the commencement of the Term shall be altered so that, in lieu of or as a substitution in whole or in part for the taxes, assessments, levies, impositions or charges now or hereafter levied, assessed or imposed on real estate and the improvements thereon, shall be levied, assessed or imposed any tax or other charge on or in respect of the Property and/or the Building or the rents, income or gross receipts of Owner therefrom (including any county, town, municipal, state or federal levy), then such taxes or charges shall be deemed Taxes, but only to the extent that such Taxes would be payable if the Property or the Building, or the rent, income or gross receipts received therefrom, were the only property of Owner subject to such Taxes, and Tenant shall pay and discharge the same as herein provided in respect of the payment of Taxes. Reasonable fees and expenses, if any, incurred by Owner in obtaining any reduction of the Taxes shall also be considered Taxes for the purpose of this Section.

(c)Any amount payable to Owner under the provisions of this Section shall be paid by Tenant within ten (10) days after Owner shall have submitted a bill and statement to Tenant showing in reasonable detail the computation of the amounts due Owner hereunder. In addition, Owner shall have the right to reasonably estimate the amount payable by Tenant under the provisions of this Section for each applicable fiscal tax year, and Tenant shall pay one-twelfth (1/12) of such amount each month at the time each installment of Fixed Rent is due. As soon as practicable after the end of an applicable fiscal tax year, Owner shall furnish Tenant with a statement prepared showing the actual amount payable by Tenant under the provisions of this Section for such fiscal tax year. If Tenant's Proportionate Share of such amount exceeds the amount paid by Tenant on account thereof, Tenant shall pay Owner, as Additional Rent, an amount equal to such excess in a lump sum within ten (10) days after delivery by Owner of the statement provided herein. If Tenant's Proportionate Share of such amount is less than the amount paid by Tenant on account thereof, such excess shall be applied as a credit against Additional Rent due from Tenant under this Section for the next fiscal tax year.

5. Operating Expenses.

(a) Tenant shall pay to Owner, as Additional Rent, Tenant's Proportionate Share of all Common Area Charges (defined below) which may be incurred by Owner or Owner's agents during the Term of the Lease.

(b) For the purposes hereof, "Common Area Charges" shall mean all costs and expenses which are incurred by Owner or Owner's agents in connection with the use, operation, repair or maintenance of the Building and/or the Property, including but not limited to, the following: (i) premiums and other charges for insurance which Owner maintains, including without limitation, general comprehensive liability insurance covering bodily injury, personal injury (including death), property damage, public liability, or plate glass; (ii) costs and expenses of performing repairs in or to the Building and/or the Property, including without limitation, the sidewalks and curbs adjacent thereto, the sprinkler, lighting, plumbing, alarm, heating, air-conditioning, sanitary and storm sewer lines or other systems servicing the Building or the Property; (iii) costs and expenses of performing repairs or resurfacing of the parking lots and any adjacent facilities; (iv) costs and expenses of landscaping and maintaining the grounds of the Building and/or the Property; (v) costs and expenses of snow and ice removal; (vi) costs and expense of rubbish, garbage and other refuse removal; (vii) fees and disbursements payable to any person to furnish repair or other services regarding the Building and/or the Property, except that, in the case of any such person who is affiliated with Owner, such fees shall not exceed that which is customary or reasonable in the industry for similar buildings in the area; (viii) costs and expenses of utilities, such as electricity, oil, gas, water and sewer, water and other meter charges; (ix) costs and expenses of providing and maintaining security, if any; (x) cost and expense of providing and performing cleaning and related services; (xi) cost and expense of all supplies; (xii) cost and expenses of all sales, utility and use taxes and other taxes of like import now in effect or hereinafter imposed; and (xiii) cost and expense of all maintenance and service contracts for the Building and/or Property; provided, however, that the following items shall be excluded from Common Area Charges: (i) leasing commissions; (ii) cost of repairs or replacements incurred by reason of fire or other casualty (to the extent the same is or would have been covered by insurance required to be maintained by Owner herein), or caused by the exercise of the right of eminent domain (to the extent same is covered by any condemnation award) less any cost incurred by Owner in obtaining such insurance proceeds or condemnation award; (iii) costs incurred in performing work or furnishing services to or for individual tenants (including Tenant) at such tenant's expense; (iv) debt service on any mortgages now or hereafter encumbering the Building and/or Property; (v) interest or penalties due to Owner's violation of law; (vi) advertising and promotional expenses; (vii) depreciation; (viii) leasehold improvements made for other tenants; (ix) Taxes; (x) costs and expenses which are the responsibility of other tenants of the Building; and (xi) costs and expenses of refurbishing the common areas and modernizing and replacing equipment servicing the common areas.

(c) Any amount payable to Owner under the provisions of this Section shall be paid within ten (10) days after Owner shall have delivered a bill and statement to Tenant showing in reasonable detail the computation of the amounts due Owner hereunder. In addition, Owner shall have the right to reasonably estimate the amount payable by Tenant under the provisions of this Section for each calendar year, and Tenant shall pay one-twelfth (1/12) of such amount each month at the time each installment of Fixed Rent is due. As soon as practicable after each calendar year, Owner shall furnish Tenant with a statement prepared showing the actual amount payable by Tenant under the provisions of this Section for such calendar year. If Tenant's Proportionate Share of such amount exceeds the amount paid by Tenant on account thereof, Tenant shall pay Owner, as Additional Rent, an amount equal to such excess in a lump sum within ten (10) days after delivery by Owner to Tenant of the statement provided herein. If Tenant's Proportionate Share of such amount is less than the amount paid by Tenant on account thereof, such excess shall be applied as a credit against Additional Rent due from Tenant under this Section for the next calendar year.

6. Condition and Possession of the Premises.

(a) Promptly following the execution of this Lease, Owner shall, at its cost and expense, perform the work set forth on Exhibit B attached hereto and made a part hereof (the "Owner's Work") to the Premises.

(b) Except for the Owner's Work, Tenant shall accept the Premises in its "as is" condition and state of repair as of the Commencement Date without representation or warranty, express or implied, in fact or by law, by Owner, and without recourse to Owner, as to title thereto, the nature, condition or usability thereof or as to the use or occupancy which may be made thereof or the condition thereof. Except as specifically set forth herein, Owner shall not be responsible for any defect in or to the Premises or any changes therein and the Rent shall in no event be withheld, abated or diminished on account of any defect, change or damage to the Premises.

(c) If delivery of possession to the Premises to Tenant is delayed for any reason, then this Lease and the validity thereof shall not be affected thereby and Tenant shall not be entitled to terminate this Lease, to claim actual or constructive eviction, partial or total, or to be compensated for loss or injury suffered as a result thereof, nor shall the same be construed in any way to extend the Term. The provisions of this Section shall be considered an express provision to the contrary pursuant to New York Real Property Law Section 223-(a) governing delivery of possession of the Premises.

7. Use of the Premises.

(a)            Tenant shall occupy and use the Premises as a Storage Warehouse and Office Space and for no other purpose.

(b) Tenant may use those parking spaces designated by Owner in the parking lot located on the Property on a first come basis for a period coterminous with the Term. Owner shall have the right, in its sole and absolute discretion to change the location of any parking spaces located on the Property, the right to impose reasonable rules and regulations respecting the use of the parking facilities, including without limitation, the right to temporarily restrict and/or close all or any portion of said parking areas or facilities. The license and privilege hereby granted shall apply only to those duly registered and operating private passenger vehicle(s) operated by Tenant or Tenant's employees, invitees and contractors and shall not be transferable to any other person or used for any other purpose other than as herein provided. Tenant and its employees, officers, partners, directors, agents, and contractors, covenant and agree that they shall park their vehicles in legal parking spaces designated by Owner on the Property and shall not park their vehicles in any other location on the Property, or on any roadway or property adjacent to the Property.

(c) Tenant shall not do or permit anything to be done upon the Premises or any part thereof which would: (i) impair or tend to impair the appearance of the Property, the Building or the Premises; (ii) impair or interfere with or tend to impair or interfere with any services for the proper and economic heating, cleaning, air conditioning or other servicing of the Property, the Building or the Premises; (iii) occasion discomfort or inconvenience to the occupants of the Building; (iv) make void or voidable any insurance in force upon the Property, the Building or the Premises; (v) increase the cost of any insurance upon the Property, the Building or the Premises; (vi) make it difficult or impossible to obtain fire or other insurance upon the Property, the Building or the Premises at a commercially reasonable cost; (vii) cause damage to the Property, the Building or the Premises or any part hereof; (viii) constitute a public or private nuisance; (ix) violate the certificate of occupancy or any present or future Legal Requirements applicable to the Tenant, the Property, the Building or the Premises; or (x) violate the Rules and Regulations attached hereto and made a part hereof as Exhibit C and such reasonable additions and/or changes to the Rules and Regulations adopted by Owner from time to time.

(d) Tenant shall not place, or suffer, or permit anyone to place a load upon any floor of the Building that exceeds the floor load per square foot that such floor was designed to carry, nor shall Tenant overload, or suffer, or permit anyone to overload any wall, roof, land surface, pavement, landing or equipment on the Premises.

(e) Tenant shall not release, discharge, manufacture, generate, store, dispose of, permit or suffer any release, discharge or disposal of any Hazardous Material (defined below) at or from the Premises in violation of any Environmental Law (defined below). Tenant shall: (1) promptly notify Owner of any violation of, or non-compliance with, potential violation of or non-compliance with, or liability or potential liability under, any Environmental Law concerning the Premises; (ii) promptly make (and deliver to Owner copies of) all reports or notices that Tenant is required to make under any Environmental Law concerning the Premises and maintain in current status all permits and licenses required under any Environmental Law concerning the Premises; (iii) immediately comply with any orders, actions or demands of any governmental authority respecting any Hazardous Materials; (iv) keep the Premises free of any lien imposed pursuant to any Environmental Law; and (v) otherwise comply with all Environmental Laws concerning the Premises.

(f) If any license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises or any part thereof, Tenant, at its sole cost and expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Owner. Tenant shall, at all times, comply with the terms and conditions of each such license or permit, but in no event shall failure to procure and maintain same by Tenant impair Tenant's obligations hereunder.

(g) In no event shall Owner be liable for any loss, injury, death or damage to persons or property, which at any time may be suffered or sustained by Tenant or by any person who may at any time be using or occupying or visiting the Premises or may be in, on or about the same, and Tenant shall indemnify Owner from and against all claims, liability, loss or damage whatsoever, including reasonable attorney's fees, on account of any such loss, injury, death or damage. Tenant hereby expressly waives all claims against Owner for damages to the Premises that are now on or are hereafter placed or built on the Premises and to the property of Tenant in, on or about the Premises from any cause arising at any time. Owner shall not be liable for any defect in the Premises and Tenant expressly assumes any and all liabilities in connection therewith.

(h)For purposes hereof, the following definitions shall apply:

(i)            "Environmental Laws" shall mean any and all federal, state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental conditions at the Premises, the Building or the Property as now or may at any time hereafter be in effect, including without limiting, The Clean Water Act also known as the Federal Water Pollution Control Act, 88 U.S.C. §§1251 et seq., the Toxic Substance Control Act, 15 U.S.C. §§2601 et seq., the Clean Air Act, 42 U.S.C. §§7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§186 et seq., the Safe Drinking Water Act, 42 U.S.C. §§300f et seq., the Surface Mining Control and Reclamation Act, § 1201 et seq., 80 U.S.C. § 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. §§9601 et seq., the Superfund Amendment and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. § 1818, the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§1101 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. §§6901 et seq., and the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. §655 and §657, together with any amendments thereto, regulations promulgated thereunder and all substitutions thereof; and

(ii)            "Hazardous Material" shall mean: (A) any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purpose of) CERCLA, SARA, RCRA, or any other Environmental Law as now or at any time hereafter in effect; (B) any other waste, substance or material that exhibits any of the characteristics enumerated in 40 C.F.R. §§261.20 through 261.24, inclusive, and those extremely hazardous substances listed under Section 902 of SARA that are present in threshold planning or reportable quantities as defined under SARA and toxic or hazardous chemical substances that are present in quantities that exceed exposure standards as those terms are defined under Section 6 and 8 of OSHA and 29 C.F.R. Part 1910; (C) any asbestos or asbestos containing substances whether or not the same are defined as hazardous, toxic, dangerous waste, a dangerous substance or dangerous material in any Environmental Law; (D) "red label" flammable materials; (E) all laboratory waste and byproducts; and (F) all biohazardous materials.

8.Utilities and Services.

(a) Tenant shall obtain and pay for all electric current, heating oil, gas, water and other fuels and utilities supplied to, used in connection with or servicing the Premises and all mechanical systems therein, including without limitation the heating, ventilation and air-conditioning system (HVAC System) and lighting equipment and systems, by direct application to and arrangement with the utility company or companies providing such servicing and utilities to the Premises. Tenant shall not use or install any fixtures, equipment or machines the use of which in conjunction with other fixtures, equipment or machines in the Premises that would result in an overload of the electrical equipment supplying electric current to the Premises or exceed the capacity of the then existing risers, feeders, the electrical service panel or bus ducts to the Premises.

(b) Owner shall not be required to furnish to Tenant with any services of any kind whatsoever such as, but not limited to, water, steam, heat, gas, hot water, electricity, light and power to the Premises and Owner shall not be held liable for: (i) any failure of water supply, electric current or any services by any utility; (ii) injury to person (including death) or damage to property resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Premises or from any pipes, appliances, plumbing works from the street or subsurface or from any other place; (iii) temporary interference with lights or other easements; and (iv) maintenance or repair work conducted by or for Owner. Interruption or curtailment of any utility services shall not constitute constructive eviction or partial eviction, nor entitle Tenant to any compensation or abatement of Rent.

(c) Tenant shall, at Tenant's sole cost and expense, maintain in good working order all meters relating to any services and/or utilities provided to the Premises. Owner and Tenant acknowledge that, as of the Commencement Date, the meter that measuring water supplied to the Premises also measures the water supplied to other premises in the Building. Accordingly, Tenant shall pay Owner Tenant's Proportionate Share of all water charges reflected on such meter within ten (10) days after Owner shall have delivered a bill and statement to Tenant showing in reasonable detail the computation of the amounts due Owner hereunder. Owner reserves the right, at its cost and expense, install a separate meter to measure only the water used and consumed at the Premises, in which event, Tenant shall be responsible for and shall pay, as and when due, any and all water charges for water supplied to or used in connection with the Premises by direct appliance to the utility company providing such services.

(d) Tenant shall, at its sole cost and expense, keep the Premises neat, clean and in a sanitary condition and shall remove all refuse from the Premises on a daily basis and deposit same in a sealed exterior container to be maintained by Tenant, in good order and condition, and which shall be located in an area on the Property designated by Owner. Tenant shall engage the services of a reputable carting company approved by Owner to empty Tenant's exterior container and remove all refuse therefrom on a regular basis, but no less than once a week.

(e) Owner reserves the right to stop, interrupt and/or suspend utility services when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. The repairs, alterations, replacements or improvements shall be done with a minimum of inconvenience to Tenant and upon reasonable notice to Tenant (except that no notice shall be required in the event of an emergency) and Owner shall pursue same with due diligence.

9. Maintenance of the Premises.

(a) Tenant shall, at its sole cost and expense, take good care of, maintain and make all repairs, in and to the Premises, and the fixtures and equipment therein and appurtenances thereto, including without limitation, all doors and entrances, signs, floor covering, walls, columns, partitions, lighting fixtures, HVAC System and other heating and air-conditioning equipment, hot water systems, plumbing and sewerage facilities, sprinkler systems and sprinkler heads, if any, located within or serving the Premises. Tenant shall also maintain a service contract for the HVAC System reasonably acceptable to Owner. Tenant shall also, at its own cost and expense, keep the sidewalks and parking areas in front of the Premises free from snow, ice and other obstructions or encumbrances. If Tenant refuses or neglects to clean maintain or make repairs or otherwise fails to perform any of Tenant's repairs or maintenance obligations hereunder, Owner shall have the right, but shall not be obligated, to perform such maintenance, make such repairs or perform same on behalf of and for the account of Tenant. All sums so paid by Owner in connection with the payment or performance by it or any of the obligations of Tenant hereunder and all actual and reasonable costs, expenses and disbursements paid in connection therewith or enforcing or endeavoring to enforce any right under or in connection with this Lease, or pursuant to law, together with interest thereon at the maximum legal rate from the respective dates of the making of such payment, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Owner upon demand by Owner. For purposes hereof, "repairs" shall mean all repairs, replacements, renewals, alterations, additions and betterments. All contracts between Tenant and others for installations, maintenance, and repairs and alterations involving the Premises, including maintenance agreements, shall be subject to the prior written approval of Owner, which approval shall not be unreasonably withheld or delayed.

(b) Owner shall maintain and make necessary repairs to the Building and the Property (to the extent such maintenance and repairs are not the responsibility of a tenant) and keep the same, in good condition, order and repair, reasonable wear and tear, fire and other casualty, and damage by Tenant excluded. There shall be no abatement of Rent and no liability of Owner to Tenant by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Property, the appurtenances thereto or the fixtures and equipment therein. Owner shall not be responsible for maintenance, repair or replacement of trade fixtures or floor or wall coverings or Tenant's personal property within the Premises. In fulfilling its responsibilities under this Section 9(b), Owner shall use commercially reasonable efforts to minimize any interference with Tenant's use and enjoyment of the Premises and shall repair any material damage to the Premises caused by Owner in performing such responsibilities.

10. Alterations.

(a) Tenant shall not execute or perform any alterations, additions or improvements to the Premises (each an "Alteration"), without the prior written consent of Owner, in each instance. Before commencing any Alteration, Tenant shall furnish Owner for Owner's review and approval: (i) all plans and specifications for the Alteration; (ii) the names and addresses of all proposed contractors, subcontractors and material men providing goods or services in connection with such Alteration; (iii) copies of all contracts and certificates of insurance (in form and amount reasonably satisfactory to Owner) from all contractors and subcontractors performing labor or providing materials in connection with such Alteration. Tenant shall not execute any contract for any Alteration or commence any Alteration without Owner's prior written approval of the plans, and each such contractor and subject to Owner's right at any time to deny access to any contractor that does not work harmoniously with other contractors or laborers engaged in the construction, maintenance or operation of the Property and the Building. All Alterations shall, upon installation become the property of Owner and be surrendered on the Expiration Date or sooner termination of the Term hereof.

(b) All Alternations shall be performed: (i) at Tenant's sole cost and expense; (ii) in a good and workmanlike manner; (iii) in full compliance with all building, zoning and other Legal Requirements; (iv) only after Tenant shall have obtained and delivered to Owner all permits and approvals as may be required under applicable Legal Requirements; and (v) in compliance with Owner's reasonable insurance requirements.

(c) Promptly following completion of any Alteration, Tenant shall furnish Owner with: (i) full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection with the Alteration; (ii) "as-built" drawings showing in detail the full extent and nature of the Alteration; (iii) a certificate of completion issued by the architect who supervised the Alteration which shall state that all work has been completed in accordance with the approved plans and specifications; and (iv) a certificate of occupancy or an equivalent permit or certificate which may be required by applicable Legal Requirements.

(d) Owner, in its sole discretion and expense, reserves the right to supervise any Alteration and/or engage an independent architect or engineer to supervise such Alteration and/or to review Tenant's plans or specifications therefore. All Alterations shall become the property of Owner except as otherwise agreed in writing by Owner and Tenant. Owner may, at its option, require Tenant to remove any Alteration at the end of the Term, provided Owner notifies Tenant of such requirement at the time Owner consents to such Alteration. In such event, Tenant will restore the Premises to the condition they were in prior to such Alteration.

1 1 . Signs.

Tenant shall not place or suffer to be placed or maintain any sign, awning, canopy, decoration, lettering or advertising matter of any kind (collectively, a -Sign") upon or outside the Property, the Building or the Premises, without first obtaining Owner's written consent in each instance. In the event that Owner gives its consent hereunder, all Signs shall be installed where designated by Owner and maintained in good condition, repair and appearance at all times, according to Owner's standards and all Legal Requirements. If Owner shall deem it necessary to remove any Sign in order to paint or to make any repairs, alterations or improvements in or upon the Property, the Building or the Premises or any part thereof, Owner shall have the right to do so, provided the same be removed and replaced at Owner's cost and expense unless such repair, alteration or improvement was occasioned by the acts or omissions of Tenant. Owner shall have the right, with or without notice to Tenant, to remove any Signs installed by Tenant in violation of this Section and to charge Tenant the cost of such removal without liability to Tenant for such removal. Owner shall, at its cost and expense, include Tenant's name on the exterior Building directory located on the Property.

12. Insurance.

(a)At all times during the Term, Tenant shall, at its own cost and expense, provide and keep in full force and effect the following insurance coverage:

(i) property insurance for all of Tenant's equipment and personality located at the Premises, insuring same against loss or damage due to all risks of direct physical loss or damage; and

(ii) comprehensive general liability insurance (occurrence form) for all accidents or occurrences involving bodily injury (including death) and/or property damage with a combined single limit of not less than $1,000,000.00/$2,000,000.00 and naming Owner as an "additional insured"; and

(iii) Worker's compensation insurance as required by the laws of the State of New York.

(b)All such insurance is to be written in form and substance reasonably satisfactory to Owner by an insurance company, licensed to do business in the State of New York, which shall be rated by Best's Insurance Rating Service with at least a rating equal to A. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefore. If Tenant has other locations that it owns or leases, said policy shall include an aggregate per location endorsement. Tenant shall cause to be included in all such insurance policies a provision to the effect that the same will not be canceled or modified except upon not less than thirty (30) days prior written notice to the Owner. Each of Tenant's fire (casualty) insurance policies shall contain an agreement by the insurer that the act or omission of one insured will not invalidate the policy as to any other insured. Prior to taking possession of the Premises, Tenant shall deliver to Owner the original insurance policies or appropriate certificates and paid receipts therefore, (together with a photocopy of the policy, if Owner shall so request). Any renewals or endorsements thereto shall also be deposited with Owner, not less than thirty (30) days prior to the expiration date of the policy being renewed, replaced or endorsed, to the end that said insurance shall be in full force and effect at all times during the Term.

(c)Tenant agrees to cause each of its insurance policies (insuring the Premises and Owner's property therein, against loss occasioned by fire or other casualty) to include a waiver of the insurer's right of subrogation against the Owner and Owner shall be named as an "additional insured" on all general liability policies.

13. Indemnification.

(a)To the fullest extent permitted by law, Tenant shall and does hereby indemnify and hold Owner and its agents, members, officers, directors, and employees, harmless from and against any and all loss, liability, fines, suits, claims, obligations, damages, penalties, demands and actions, and costs and reasonable expenses of any kind or nature (including reasonable attorneys' fees) due to or arising out of any of the following, which obligations of Tenant shall survive the expiration or termination of this Lease:

(i) any work or thing done in, on or about the Premises, the Building or the Property or any part thereof or any use, possession, occupation, condition, operation, maintenance, repair or management of the Premises, the Building or the Property or any part thereof, by Tenant or anyone claiming through or under Tenant or the respective employees, agents, licensees, contractors, servants or subtenants of Tenant or any such person; and/or

(ii) any act or omission on the part of Tenant or any person claiming through or under Tenant, or the respective employees, agents, licensees, invitees, contractors, servants or subtenants of Tenant or any such person; and/or

(iii) any accident or injury to any person (including death) or damage to property (including loss of property) occurring in, on, or about the Premises, Building or the Property or any part thereof.

(b)Owner and Owner's agents, officers, directors, and employees shall not be liable for any of the following, however caused (i) failure of any utility service; (ii) damage to Tenant's property on the Premises caused by or resulting from any cause whatsoever, including, without limitation, explosion, falling plaster, vermin, smoke, gasoline, oil, Hazardous Materials, steam, gas. electricity, earthquake, hurricane, tornado, flood, wind or similar storms or disturbances, water, rain, ice or snow which may be upon, or leak or flow from, any street, road, parking lot, sewer, gas main or subsurface area, or from any part of the Property, or from any other place; (iii) interference with light or other incorporeal hereditaments; or (iv) loss by theft or otherwise of Tenant's property or the property of any person claiming through or under Tenant. Any employees of Owner to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agents with respect to such property and neither Owner nor Owner's agents shall be liable for any loss or for damage to any such property by theft or otherwise.

14. Rights of Owner.

(a)Owner shall have all of the following rights, which shall be in addition to and not in limitation of all other rights of Owner, and which shall be subject to exercise without notice except as specifically provided, and which shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises or to give rise to any claim for set-off or reduction or abatement of Rent or other charges:

(i)to install, affix and maintain signs on the exterior and interior of the Property and/or the Building; and/or

(ii) to temporarily close the Building or the Property and deny access thereto to all persons, including Tenant and its employees; and/or

(iii) to take any and all reasonable measures, including inspections and repairs, as may be necessary or desirable in the operation and protection of the Property, the Building and the Premises, provided, however, Owner shall take reasonable measures to minimize interference with the conduct of Tenant's business in the Premises; and/or

(iv) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises that serve other parts or other tenants or occupants of the Building and/or other areas on the Property, provided, however, Owner shall take reasonable measures to minimize interferences with the conduct of Tenant's business in the Premises.

(b)Owner, its employees, contractors and agents, shall have the right to enter the Premises at all reasonable times on reasonable notice to Tenant (except in the event of an emergency when no notice shall be required) to examine the Premises, to make repairs, alterations, improvements or additions and to show the Premises to prospective tenants (within the last six months of the Term), purchasers and lenders. Owner shall be permitted to take all material into and upon the Premises that may be required by Owner without same constituting an eviction of Tenant in whole or in part. Owner shall at all times have and retain a key with which to unlock all of the doors, in, upon and about the Premises, excluding Tenant's safes, files and other secure areas and Owner shall have the right to use any and all means which Owner may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to Tenant. Entry upon the Premises by Owner by any of said means or otherwise shall under not circumstances be construed or deemed to be a forcible or unlawful entry into the Premises or a detainer of or an eviction of Tenant from the Premises.

15.Assignments and Subletting.

(a)Tenant, for itself, its legal representatives, successors and assigns, covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Owner in each instance, which consent shall not be unreasonably withheld, provided that prior to the effective date of such assignment or subletting, Tenant shall deposit with Owner an amount equal to Zero (0) months Fixed Rent as security subject to Section 25, below, and the Security Deposit shall be deemed increased by such amount; and (iii) as of the effective date of such assignment or subletting, and continuing throughout the balance of the Term, the Fixed Rent shall be increased by Two Percent (2%). If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, undertenant or occupant, and apply the net amount collected to the Rent herein reserved, but no assignment, underletting, occupancy or collection shall be deemed a waiver of the provisions hereof, the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of the covenants herein contained on the part of Tenant to be performed. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting. In no event shall any permitted subtenant assign or encumber its sublease or further sublet all or any portion of its sublet space, or otherwise suffer or permit the sublet space or any part thereof to be used or occupied by others, without Owner's prior written consent in each instance. A modification, amendment or extension of a sublease shall be deemed a sublease. Notwithstanding anything contained herein to the contrary, a transfer (including any issuance of stock, partnership or other equity interests) of an aggregate of fifty (50%) percent or more of the equity interests in Tenant by any party or parties in interest (whether in a single or a series of transactions) shall be deemed an assignment of this Lease requiring the consent of Owner.

(b) If Tenant requests Owner's consent to a specific assignment or subletting, it shall submit in writing to Owner: (i) the name and address of the proposed assignee or subtenant: (ii) a duly executed counterpart of a letter of intent setting forth the material terms of the proposed agreement of assignment or sublease; (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or subtenant, and as to the nature of its proposed use of the space; and (iv) banking, financial or other credit information relating to the proposed assignee or subtenant reasonably sufficient to enable Owner to determine the financial responsibility and character of the proposed assignee or subtenant.

(c) Tenant understands and agrees that no assignment or subletting shall be effective unless and until Tenant, upon receiving any necessary Owner's written consent (and unless it was theretofore delivered to Owner) causes a duly executed copy of the sublease or assignment to be delivered to Owner within ten (10) days after execution thereof. Any such sublease shall provide that the subtenant shall comply with all applicable terms and conditions of this Lease to be performed by the Tenant hereunder. Any such assignment of lease shall contain an assumption by the assignee of all of the terms, covenants and conditions of this Lease to be performed by the Tenant.

(d) Anything herein contained to the contrary notwithstanding: (i) Tenant shall not advertise (but may list with brokers) its space for assignment or subletting at a rental rate lower than the greater of the then Building rental rate for such space or the rental rate payable under this Lease; and (ii) no assignment or subletting shall be made to any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Building, or who dealt with Owner or Owner's agent (directly or through a broker) with respect to space in the Building during the six (6) months immediately preceding Tenant's request for Owner's consent.

16.Subordination.

(a)This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate in all respects to: (i) all present and future ground leases, overriding leases and underlying leases and/or grants of term of the Property, the Building and/or any appurtenance thereto (collectively, the "Superior Lease"); (ii) all mortgages and building loan agreements, including leasehold mortgages, deeds of trust, and building loan agreements, which may now or hereafter affect the Property, the Building and/or any appurtenance thereto (collectively, the "Mortgage"), whether or not the Mortgage shall also cover other land and/or buildings; and (iii) each and every advance made or hereafter to be made under the Mortgage and to all renewals, modifications, replacements, substitutions and extensions of any Superior Lease and the Mortgage and spreaders and consolidations of the Mortgage. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute and deliver, at its own cost and expense, an instrument in recordable form to evidence such subordination. If, in connection with the obtaining, continuing or renewing of financing, a bank, insurance company or other lender shall request reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the monetary obligations of Tenant under this Lease or materially increase the other obligations of Tenant hereunder or materially and adversely affect the rights of Tenant under this Lease.

(b)If at any time prior to the expiration of the Term, the holder of the Mortgage shall become the owner of the Premises as a result of foreclosure of its Mortgage or by reason of an assignment of the tenant's interest under the Superior Lease or by conveyance of the Premises, Tenant agrees, at the election and upon demand of any owner of the Premises, or of the holder of any Mortgage or Superior Lease (including a leasehold mortgage) in possession of the Premises, to attorn, from time to time, to any such owner, or tenant, upon the then executory terms and conditions of this Lease. No such owner, holder or tenant shall be liable for any previous acts or omission of Owner under this Lease (except that this provision shall not be construed to relieve such person from any obligation thereafter to be performed), nor shall such owner, holder or tenant be subject to any offset which shall have theretofore accrued to Tenant against Owner, or be bound by any previous modification of this Lease, not expressly provided for in this Lease, entered into after the date of the Mortgage, or Superior Lease, or by any previous prepayment of more than one month's Fixed Rent. The foregoing provisions of this Section shall enure to the benefit of any such owner, holder or tenant, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the termination of the Superior Lease, or the foreclosure (including judgment of foreclosure and sale) of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions. Tenant, however, upon demand of any such owner, holder or tenant, agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of this Section, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by any such owner, holder or tenant.

17.            Quiet Enjoyment.

If and so long as no Event of Default (defined below) shall have occurred and be continuing, Owner covenants and agrees that Tenant may peaceably and quietly enjoy the Premises and Tenant's possession of the Premises will not be disturbed by Owner, its successors and assigns, subject, however, to the terms of this Lease, the Mortgage, the Superior Lease and any and/or all other agreements and any amendments thereto, to which this Lease is subordinated.

18.            Liens.

Tenant has no authority to incur any debt or make any charge against Owner or create any lien upon this Lease, the Property, the Building or the Premises for work or materials furnished to or at the request of Tenant. In the event a mechanic's, materialmen's or other lien is filed against same, Tenant shall pay, when due, all sums of money that may become due for any such labor, materials or equipment and shall cause such lien to be fully discharged and released or bonded in accordance with the Lien Law of the State of New York promptly after notice thereof. Tenant shall also notify Owner in writing immediately upon learning of the existence of such lien. If Tenant has not obtained the discharge of any such lien within thirty (30) days after the filing thereof, Owner may pay the amount of such lien or otherwise discharge or bond such lien and the amount so paid shall be deemed Additional Rent reserved under this Lease and shall be payable by Tenant to Owner on demand.

19.            Compliance with Laws, Rules and Regulations.

Throughout the Term, Tenant shall, at its sole cost and expense, comply with any law, ordinance and regulation, Federal, state, county or municipal, including without limitation, all Legal Requirements, now or hereafter enforced or applicable to the Premises, Tenant's use or manner of use of the Premises and any improvements thereon. Tenant shall comply with any and all rules and regulations issued by the Board of Fire Underwriters or by any other body hereinafter constituted, exercising similar functions, and by insurance companies writing policies which insure the improvements located on the Premises. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may be imposed because of the failure of the Tenant to comply with this Section and shall indemnify and hold harmless Owner from and against any and all liability arising from each non-compliance. Tenant shall promptly notify Owner of any violation. Tenant shall not contest the application or validity of any such requirements without the prior written consent of Owner in each such instance. Any repair or change required under this Section shall be deemed a repair for the purposes of Section 10, above.

20.            Fire or Casualty Loss.

(a) If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Owner and this Lease shall continue in full force and effect except as provided in this Section.

(b) If the Building shall be damaged by fire or other casualty and if such damage renders the Premises untenantable, in whole or in part, or if the Premises is not rendered untenantable but the Building is substantially damaged, Owner shall have the right to cancel and terminate this Lease as of the date of such damage. Owner shall notify Tenant in writing within ninety (90) days after such damage of its election to either terminate this Lease or to rebuild the Premises. If this Lease shall not be terminated by Owner due to such damage, Owner agrees to repair and restore the Premises (but not Tenant's improvements, furniture, fixtures, equipment or personalty located at or attached to the Premises) and, at such time as Owner repairs and restores the Premises, Tenant shall repair and restore all improvements, furniture, fixtures, equipment or personalty of Tenant's that existed prior to such damage. Notwithstanding anything contained herein to the contrary, Owner shall have no duty to repair or restore the Premises or the Building. In the event Owner shall not rebuild the Premises within twelve (12) months after notice of its election to so rebuild, Tenant shall have the right to terminate this Lease on thirty (30) day prior written notice to Owner and if Owner shall fail to rebuild the Premises within said thirty (30) day period this Lease shall terminate at the end of said thirty (30) day period.

(c) In the event only an insubstantial portion of the Building (other than the Premises) is so damaged by fire or other casualty, Owner shall repair such damage at its cost and expense, subject, however, to the a sufficient amount of insurance proceeds being paid to Owner on account of such damage.

(d) In the event of termination of this Lease pursuant to this Section, the Rent shall be apportioned on a per diem basis and paid to the date of the fire or other casualty. In the event that the Premises are damaged by fire or other casualty and made wholly or partially untenantable and if this Lease is not canceled as provided in this Section, then, except in case of damage caused Tenant, the Rent shall abate in the amount bearing the same ratio to total Rent as the rentable area of the portion of the Premises remaining untenantable bears to the total rentable area of the Premises.

(e) This Section shall be considered an express agreement to the contrary pursuant to New York Real Property Law Section 227 governing any case of damage to or destruction of the Premises or any part thereof by fire or other casualty.

2l . Eminent Domain.

If the Building or any portion thereof (including the Premises) shall be appropriated under the power of the eminent domain or conveyance in lieu thereof, Owner shall have the right to terminate this Lease as of the effective date of the appropriation and the Rent shall be apportioned to that date. If the Premises or any portion thereof shall be appropriated under the power of the eminent domain or conveyance in lieu thereof, Tenant shall have the right to terminate this Lease as of the effective date of the appropriation and the Rent shall be apportioned to that date. All compensation awarded upon any appropriation of the Building (including the Premises) or any part thereof shall belong solely and exclusively to Owner without any participation therein by Tenant, provided, however, nothing herein shall prohibit Tenant from prosecuting a separate claim directly against the appropriating authority for loss of business, moving expenses, damage to or cost of removing its furnishings, movable trade fixtures and other personal property belonging to Tenant so long as such claim shall not diminish or otherwise adversely affect Owner's compensation.

22.            Broker.

Tenant represents that in connection with this Lease it dealt with no broker other than the Landlord (collectively, the "Broker"), nor has Tenant had any correspondence or other communication in connection with this Lease with any other person who is a broker, and that so far as Tenant is aware the Broker is the only broker who negotiated this Lease. Tenant hereby indemnifies Owner and agrees to hold Owner harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) arising out of any inaccuracy of the above representation. Owner agrees to pay the Broker all commissions due for its services pursuant to a separate written agreement.

23.            Holding Over.

(a)On the last day of the Term or on the earlier termination of the Term, Tenant shall peaceably and quietly leave, surrender and deliver the Premises to Owner, together with: (i) all Alterations; and (ii) except for Tenant's property (which Tenant may remove at its own cost and expense), all fixtures and articles of personal property of any kind or nature which Tenant may have installed or affixed on, in, or to the Premises for use in connection with the operation and maintenance of the Premises (unless Owner shall have notified Tenant that it was to remove same at the time it consented to the installation thereof pursuant to Section 10, above), all of the foregoing to be surrendered in good, substantial and sufficient repair, order and condition, reasonable use, wear and tear, and damage by fire or other casualty, excepted, and free of occupants and subtenants.

(b) Tenant shall pay or cause to be paid the cost of repairing or remedying any damage caused by the removal of its property, provided that no item of Tenant's property may be removed if its removal would impair the structural integrity of the Building or Building's equipment. All property not so removed shall be deemed abandoned and may either be retained by Owner as its property or disposed of, without accountability, at Tenant's sole cost, expense and risk, in such manner as Owner may see fit.

(c) If the Premises are not surrendered in accordance with the provisions of this Section upon the expiration or termination of this Lease, Owner shall have all rights given at law or in equity, in the case of holdovers, to remove Tenant and anyone claiming through or under Tenant. In any event, Tenant shall and does hereby indemnify Owner against all loss or liability arising from delay by Tenant in so surrendering the Premises, including any claims made by any succeeding tenants founded on such delay. Tenant expressly waives, for itself and for any person claiming through or under Tenant (including creditors), any rights which Tenant or any such person may have under the provisions of any law in connection with any holdover summary proceedings which Owner may institute to enforce the provisions of this Section. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

(d) Tenant acknowledges the importance to Owner that possession of the Premises be surrendered at the expiration or sooner termination of this Lease. In the event that Tenant fails to vacate the Premises at the expiration or sooner termination of this Lease, Tenant shall be obligated to pay Owner damages in an amount equal to twice the annual Fixed Rent and Additional Rent provided for on the day preceding the Expiration Date for such period of time that Tenant holds over on a per diem basis.

24. Default and Termination.

(a)Any of the following events shall be deemed an "Event of Default" under this Lease:

(i) if Tenant fails to make any payment of Rent when due, and such failure continues for five (5) days after written notice from Owner to Tenant; and/or

(ii) if Tenant fails to perform any other term, covenant or condition of this Lease on its part to be performed (other than the covenant for the payment of Rent) and Tenant fails to cure such failure within twenty (20) days after written notice thereof has been sent by Owner to Tenant, unless same is not capable of being cured within said twenty (20) day period, then such longer time as is required to cure same provided Tenant commences curing same within said twenty (20) day period and diligently prosecutes curing until completion and provided further said failure is cured within ninety (90) days; and/or

(iii) if Tenant shall file a voluntary petition seeking an order or relief under Title 11 of the United States Code or similar law of any jurisdiction applicable to Tenant, or Tenant shall be adjudicated a debtor, bankrupt or insolvent, or shall file any petition or answer seeking, consenting to or acquiescing in any order for relief, reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future bankruptcy act or any other present or future applicable Federal, state or other statute or law, or shall file an answer admitting or failing to deny the material allegations of a petition against it for any such relief or shall generally not, or shall admit in writing its insolvency or its inability to pay its debts as they become due, or shall make a general assignment for the benefit of creditors or shall seek or consent or acquiesce in the appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or any part of Tenant's property or if Tenant shall take any action in furtherance of or authorizing any of the foregoing; and/or

(iv) if any case, proceeding or other action shall be commenced or instituted against Tenant, seeking to adjudicate Tenant a bankrupt or insolvent, or seeking an order for relief against Tenant as debtor, or reorganization, arrangement, composition, adjustment, winding-up, liquidation, dissolution or similar relief with respect to Tenant or its debts under the present or any future bankruptcy act or any other present or future applicable Federal, state or other statute or law, or seeking appointment of any trustee, receiver, examiner, assignee, sequestrator, custodian or liquidator or similar official of Tenant or of all or part of Tenant's property, which either (A) results in the entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having similar effect or (B) remains undismissed for a period of sixty (60) days; or if any case, proceeding or other action shall be commenced or instituted against Tenant seeking issuance of a warrant of execution, attachment restraint or similar process against Tenant or any of Tenant's property which results in the taking or occupancy of the Premises or an attempt to take or occupy the Premises which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days after the entry thereof; and/or

(v) If Tenant vacates the Premises and permits them to remain vacant for a period of ninety (90) days and such default is not corrected or cured within thirty (30) days after written notice thereof has been sent by Owner to Tenant.

(b) Upon the occurrence of any one or more Events of Default, Owner may serve a written three (3) day notice of cancellation of this Lease upon Tenant, and upon the expiration of said three (3) day period, this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of said three (3) day period were the day herein definitely fixed for the end and expiration of this Lease and the Term and Tenant shall then quit and surrender the Premises to Owner, but Tenant shall remain liable as hereinafter provided.

(c) If the notice provided for under Section 24(b), above, shall be given, and the Term shall expire as aforesaid, then and in any such event, Owner may, without notice, reenter the Premises either by force or otherwise and dispossess Tenant by summary proceeding or otherwise, and may remove all persons, fixtures and chattels therefrom and Owner shall not be liable for any damages resulting therefrom and Tenant hereby waives the service of notice of intention to re-enter or commence legal proceeding to that end. Such re-entry and repossession shall not work a forfeiture of the Rent to be paid and the covenants to be performed by Tenant during the full Term of this Lease. Upon such repossession of the Premises, Owner shall be entitled to recover, as liquidated damages and not as a penalty, a sum of money equal to the present value of the Rent provided herein to be paid by Tenant to Owner for the remainder of the Term, less the present value of the fair rental value of the Premises for said period, such present value to be computed in each case on the basis of a five (5%) percent per annum discount. Upon the happening of any one or more of the Events of Default, Owner may repossess the Premises by detainer suit or other lawful means, without demand or notice of any kind to Tenant (except as hereinabove expressly provided for) and without terminating this Lease, in which event Owner may relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Owner (including the right to relet the Premises for a term greater or lesser than that remaining under the Term, and the right to relet the Premises as part of a larger area, and the right to change the character or use made of the Premises). For the purpose of such reletting, Owner may decorate or make any repairs, changes, alterations or additions in or to the Premises that may be necessary or convenient. If Owner does not relet the Premises, Tenant shall pay to Owner on demand, as liquidated damages and not as a penalty, a sum equal to the amount of Rent herein to be paid by Tenant for the remainder of the Term. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the expenses of such decorations, repairs, changes, alterations, or additions the expenses of therefrom (including but not by way of limitation, reasonable attorney's fees and brokers' commissions), to pay the remainder of the Rent to be paid by Tenant over the Lease term, Tenant shall pay to Owner on demand any deficiency. Owner shall in not way be responsible or liable for any failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. Owner shall not in any event be required to pay Tenant (but shall credit Tenant, to the extent set forth herein with) any sums received by Owner on a reletting of the Premises, or any part thereof, whether or not in excess of the Rent reserved in this Lease.

(d) Notwithstanding any contrary provision contained herein, if there shall be an Event of Default at any time or from time to time, Owner may, in lieu of giving a notice under Section 24(b), above, at any time after the occurrence of any such Event of Default and during the continuance thereof, institute an action for the recovery of the Fixed Rent and/or Additional Rent in respect of which an Event of Default shall have occurred and be continuing. Neither the commencement of any such action for the recovery of Fixed Rent and/or Additional Rent nor the prosecution thereof shall be deemed a waiver of Owner's right to give a notice under Section 24(b), above, in respect of any such Event of Default.

(e) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Owner from time to time at its election, and nothing contained herein shall be deemed to require Owner to postpone suit until the date when the Term would have expired or limit or preclude recovery by Owner against Tenant of any sums or damages which, in addition to the damages particularly provided above, Owner may lawfully be entitled by reason of any default hereunder on the part of Tenant. All remedies hereinbefore given to Owner and all rights and remedies given to it at law and in equity shall be cumulative and concurrent.

 25.Security Deposit.

(a) Upon the execution hereof, Tenant shall deposit with Owner the sum of Zero Dollars (the "Security Deposit") as security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this Lease upon Tenant's part to be performed, which Security Deposit shall be promptly returned to Tenant after the expiration hereof provided Tenant has fully and faithfully carried out all of the terms, covenants and conditions on its part to be performed under this Lease. If Owner applies all or any part of the Security Deposit to cure any default of Tenant, or as the Fixed Rent escalates pursuant to Sections 3, above, Tenant shall, upon demand, deposit with Owner the amount necessary so that Owner shall have on hand at all times during the term of this Lease as the Security Deposit an amount equal to Zero (0) month's Fixed Rent.

(b) In the event of a sale of the Property, or Owner's interest therein, or of a leasing of the Property, Owner shall have the right to transfer the Security Deposit hereunder to the vendee or tenant and, upon such transfer, Owner shall thereupon be released by Tenant from all liability for the return of such Security Deposit.

(c) Tenant covenants that it will not assign or encumber, or attempt to assign or encumber the Security Deposit and that neither Owner nor its successors and/or assigns shall be bound by any such assignment, or attempted encumbrance.

 26.Estoppel Certificates.

Tenant shall, at any time and from time to time, within ten (10) business days after receipt of notice from Owner, execute, acknowledge and deliver to Owner a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified, and setting forth the modifications), the dates to which the Rent has been paid, and stating whether or not, to the best knowledge of Tenant, any party is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease, and if in default, specifying each such default, it being intended that any such statement delivered pursuant to this section may be relied upon by Owner, or any prospective purchaser, assignee or mortgagee.

 27.Owner's Expenses.

Tenant shall pay, on demand, all cost and expenses, including reasonable attorneys' fees, incurred either directly or indirectly by Owner in enforcing any obligation or curing any default by Tenant under this Lease or otherwise participating in any action or proceeding arising from the filing, imposition, contesting, discharging or satisfaction of any lien or claim of lien, in defending or otherwise participating in any legal proceedings initiated by or on behalf of Tenant, or in connection with any investigation or review of any conditions or documents in the event Tenant requests Owner's approval or consent to any action of Tenant which may be desired by Tenant or required of Tenant hereunder. All such expenses shall be deemed to be Additional Rent and shall be payable on demand.

28.  Authorization.

Each party shall furnish to the other, within ten (10) business days after written request therefore, certified resolution authorizing the execution and delivery of this Lease and the performance by such party of its obligations hereunder, and evidencing that the person who executed this Lease was duly authorized to do so.

29.  General Provisions.

(a)           Captions. The captions or titles to the various sections of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or of any parts thereof.

(b)           Successors and Assigns. Each and every covenant and condition of this Lease shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives and permitted assigns of the Owner and Tenant; but this section shall in no way validate an assignment of all or any part of this Lease which is invalid under other provisions hereof.

(c)           Severability. The invalidity or illegality of any provisions of this Lease shall not affect the remaining provisions thereof.

(d)         Number and Gender. When used in this Lease, the singular number includes the plural, and the plural the singular, unless the context otherwise requires; the neuter gender includes the feminine and masculine, and masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes a corporation, partnership, or other legal entity when the context so requires; and the word "person" means an individual or individuals, a partnership or partnerships, a corporation or corporations, or any combination thereof; when the context so requires.

(e)         Notices. Any notice or demand provided for in this Lease shall be in writing and shall be deemed delivered either: (i) when delivered in person to the recipient thereof; or (ii) on the date shown on the return receipt after deposit, or the date recipient failed or refused to sign the return receipt; or (iii) two (2) days after deposit with a nationally recognized overnight carrier, and in the case of (ii) or (iii), above, postage prepaid, and addressed to the party to whom notice is hereby given at the address listed above or to such other address as may be supplied by such party in writing.

Situs. The Lease shall be construed and interpreted according to the laws of the State of New York.

(g)        Recording of Lease. This Lease shall not be recorded by Tenant.

(h)        Force Majeure. If circumstances beyond the control of Owner (such as acts of God, fires, strikes, power shortages, etc., - financial inability excepted) shall temporarily make it impossible for Owner to perform under this Lease, then the principles of force majeure will apply and the rights and obligations of the parties will be temporarily suspended during the force majeure period.

(i)         No Recourse. Notwithstanding anything to the contrary in this Lease,Tenant shall look solely to the interest of Owner in the Property for satisfaction of any remedy it may have hereunder or in connection herewith and shall not look to any other assets of Owner or of any other person, firm or corporation. There shall be absolutely no personal liability on the part of any present or future officer, director, trustee, employee, member or affiliate of such Owner with respect to any obligation hereunder or in connection herewith.

(j)        Waiver of Counterclaim and Jury Trial. In the event that Owner shall commence any summary or other proceedings or action for non-payment of rent hereunder, Tenant shall not interpose any counterclaim of any nature or description in such proceeding or action, unless such non-interposition would effect a waiver of Tenant's right to assert such claim against Owner in a separate action or proceeding. The parties hereto waive a trial by jury on any and all issues arising in any action or proceeding between them or their successors under or in any way connected with this Lease or any of its provisions, any negotiations in connection therewith, the relationship of Owner and Tenant, or Tenant's use or occupation of the Premises, including any claim of injury or any emergency or other statutory remedy with respect thereto. The provisions of this Section shall survive the expiration or other termination of this Lease.

(k)        Waivers and Surrenders to Be in Writing. The receipt of full or partial Rent by Owner with knowledge of any breach of this Lease by Tenant or of any default on the part of the Tenant in the observance or performance of any of the provisions or covenants of this Lease shall not be deemed to be a waiver of any such provision, covenant or breach of this Lease provided, however, that acceptance of a payment of Rent shall be valid pro tanto. No waiver or modification by Owner, unless in writing, and signed by Owner, shall discharge or invalidate any provision or covenant or affect the right of Owner to enforce the same in the event of any subsequent breach or default. The failure on the part of Owner to insist in any one or more instances upon the strict performance of any of the provisions or covenants of this Lease, or to enforce any covenant or provision herein contained or to exercise any right, remedy or election herein contained consequent upon a breach of any provision of this Lease, shall not affect or alter this Lease or be construed as a waiver or relinquishment for the future of such one or more provisions or covenants or of the right to insist upon strict performance or to exercise such right, remedy or election, but the same shall continue and remain in full force and effect with respect to any existing or subsequent breach, act or omission, whether of a similar nature or otherwise. The receipt by Owner of any rent or any other sum of money or any other consideration hereunder paid by Tenant after the termination, in any manner, of the Term, or after the giving by Owner of the notice under Section 24(b), above, shall not reinstate, continue or extend the Term, or destroy, or in any manner impair the efficacy of any such notice, as may have been given hereunder by Owner to Tenant prior to the receipt of any such Rent, or other sum of money or other consideration, unless so agreed to in writing and signed by Owner. Neither acceptance of the keys or any other act or thing done by Owner or any agent or employee shall be deemed to be an acceptance of a surrender of the Premises, or any part thereof, excepting only an agreement in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check, as distinguished from any letter accompanying such check or payment, be deemed to effect or evidence an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance or pursue any other remedy in this Lease provided. The payment of Rent by Tenant shall not be deemed a waiver of any rights of Tenant.

(l)            Rights Cumulative. Each right and remedy of Owner shall be cumulative and to the extent permitted by law, the exercise or beginning of the exercise by Owner of any one or more of the rights or remedies of such party shall not preclude the simultaneous or later exercise by Owner of any or all other rights or remedies. In the event of any breach or threatened breach by Tenant or any persons claiming through or under Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Owner shall be entitled to enjoin such breach or threatened breach (if entitled to do so at law or in equity or by statue or otherwise) and shall have the right to invoke any right or remedy allowed by law or in equity or by statute or otherwise as if re-entry, summary proceedings or other specific remedies were not provided for in this Lease.

(m)            Conveyance of the Property. The term "Owner" as used herein shall mean and include only the owner or owners at the time in question of the Owner's interest in this Lease so that in the event of any transfer or transfers (by operation of law or otherwise) of Owner's entire interest in this Lease, Owner herein named (and in the case of any subsequent transfers or conveyances, the then transferor) shall be and hereby is automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability in respect of the performance of any covenants or obligations on the part of the Owner contained in this Lease thereafter to be performed. Tenant shall have recourse against the Property for the satisfaction of any remedy it may have against Owner under this Lease.

(n)            Entire Agreement. This Lease contains the entire agreement between the parties regarding the Premises and shall not be modified in any manner except by an instrument in writing executed by the parties or their respective successors in interest. No waiver or modification by either party or any provision or covenant of this Lease shall be deemed to have been made unless such waiver is expressed in writing and signed by the party against whom such waiver or modification is sought.

(o)            Guaranty from Tenant's Principals. The principal(s) of Tenant, on behalf of themselves and their heirs, executors and administrators, do hereby unconditionally guarantee to Owner the full and timely payment, performance and observance of, and compliance by Tenant of all of Tenant's obligations under Sections 3, 4 and 5 hereof (but only until that date which is one hundred twenty (120) days after Tenant has surrendered possession of the Premises to Owner in accordance with the terms hereof) and under Sections 7(e), 8(a), 8(d), 18 and 23(c) hereof. Owner, in its sole discretion, may proceed against any or all of the principals of Tenant for the full performance of Tenant's obligations to Owner under said Sections of the Lease, with or without Owner taking any action against Tenant and whether or not Owner has proceeded against Tenant.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

Owner:	GREAT AMERICAN REALTY 0F
JEFRYN BOULEVARD, LLC

	By:	/s/ Mark Siegel
Mark Siegel, member

Tenant:	SURGE COMPONENTS, INC

	By:	/s/ Ira Levy
Name: Ira Levy
Title: President

Section 29(o) is hereby agreed to by the following principals of Tenant:

Name:

Home Address:

Name:

Home Address:

EXHIBIT A
The Premises

EXHIBIT B
Owner's Work

EXHIBIT C
Rules and Regulations

1. Nothing shall be hung from the outside of the windows or placed outside the window sills of any window in the Building and Tenant shall not affix any wires, aerials or attachments of any kind to the exterior walls or windows of the Building. Tenant shall not throw or allow any objects to fall from the windows.

2. The entrance, halls and corridors of the Building shall not be obstructed or used under any circumstances as a waiting area, and no articles of any kind to will be allowed therein.

3. Tenant and Tenant's employees shall not: (i) make disturbing noises, shall not use the Premises for cooking, lodging or sleeping purposes or any improper or unlawful purpose; (ii) keep no animals in the Premises or in the Building; (iii) commit any act in or upon the Premises which tends to create a nuisance or which Owner reasonably determines will disturb, interfere with or endanger the rights, comfort and convenience of other tenants or occupants or of the general public use the Building.

4. Tenant shall be responsible for the proper closing and locking of all doors and windows of the Premises, and will be responsible for any damage resulting from its failure to so lock all such doors and windows.

5. No utilities may be installed without the prior consent of the Owner, which consent shall not be unreasonably withheld or delayed.

6. No garbage cans, supplies or any other articles shall be placed in the halls or on staircase landings or in any other common areas, nor shall dirt or other substances be swept into or placed in the corridors, stairs or other common areas.

7. The water closets, basins and other plumbing fixtures shall not be used for any purpose other than those for which they were designed, nor shall any sweeping, rubbish, rags or other improper articles be thrown into the same. Any repairs required from the misuse of such facilities shall be paid for by Tenant.

8. In the event that Tenant attaches or fastens any objects to the walls or other portions of the Building and removes such objects at the termination of the Lease, Tenant shall repair any damage caused by such removal and shall restore the Premises to their original condition.

9. Tenant shall give the Owner notice of the number, weight, location and position of any and all heavy objects and safely distribute the weight thereof. Tenant shall give Owner Ten (10) day prior written notice of the delivery, removal and/or installation of bulky and heavy objects.

10. Tenant shall provide Owner with the keys to all doors to the Premises or located therein. If Tenant shall change any of the locks or install any other locks or bolts on doors or windows of the Premises, Tenant shall immediately provide Owner with a key thereto.

1 I.The Building, including the all common areas, lobbies, entrance ways, corridors, restrooms, elevators and connectors, shall be designated as "non-smoking." Tenant and its employees, agents, licensees and invitees shall faithfully observe this smoking restriction.